UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	95-2492236
(State or incorporation	(IRS Employer
or organization)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

6.25% Subordinated Debentures due 2042	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-175224

Securities to be registered pursuant to Section 12(g) of the Act:   None

Item 1.                    Description of Registrant’s Securities To Be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Securities — Description of Debt Securities” in the Prospectus included in the Registration Statement on Form S-3 (File No. 333-175224) of Protective Life Corporation (the “Registrant”), as supplemented by the information under the heading “Description of the Debentures” in the Registrant’s related Prospectus Supplement, dated May 15, 2012, filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 16, 2012 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.  Such information is incorporated herein by reference and made a part of this registration statement.

Item 2.             Exhibits.

Exhibit No.	Description

1

Subordinated Indenture dated June 1, 1994 between the Registrant and AmSouth Bank, N.A., as trustee (incorporated by reference to Exhibit 4(h) to the Registrant’s Current Report on Form 8-K filed with the Commission on June 17, 1994).

2

Supplemental Indenture No. 9, dated as of May 18, 2012, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as successor trustee, supplementing the Subordinated Indenture dated June 1, 1994 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 18, 2012).

3	Form of 6.25% Subordinated Debenture due 2042 (included in Exhibit 2).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROTECTIVE LIFE CORPORATION

/s/ Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated: May 18, 2012

EXHIBIT INDEX

Exhibit No.	Description

1

Subordinated Indenture dated June 1, 1994 between the Registrant and AmSouth Bank, N.A., as trustee (incorporated by reference to Exhibit 4(h) to the Registrant’s Current Report on Form 8-K filed with the Commission on June 17, 1994).

2

Supplemental Indenture No. 9, dated as of May 18, 2012, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as successor trustee, supplementing the Subordinated Indenture dated June 1, 1994 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 18, 2012).

3	Form of 6.25% Subordinated Debenture due 2042 (included in Exhibit 2).